Exhibit 10.2
WOLVERINE WORLD WIDE INC.
TRANSITION AND RELEASE AGREEMENT

    This Transition and Release Agreement (the “Agreement”) is made by and among Wolverine World Wide, Inc., acting on behalf of itself and its affiliates, subsidiaries, and related companies (collectively, the “Company”) and Michael D. Stornant (the “Employee”).
    WHEREAS, the Employee’s employment by the Company is expected to end when he retires on May 15, 2025; and
    WHEREAS, the Company desires to provide the Employee with certain transition benefits in exchanges for the Employee’s execution of this Agreement.
    WHEREAS, the Company and the Employee wish to fully and finally settle and resolve any and all claims, differences, and disputes between them, including, but not limited to, claims arising out of or relating to the Employee’s employment, terms and conditions of employment, separation from employment or any other event, transaction, or communication between the Company and the Employee; and
    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:
1.Employee’s Payments and Benefits.
(a)Employment Continuation. Provided the Employee (i) complies with all material Company policies, and (ii) executes and delivers this Agreement, including the First Release and Waiver set forth in Section 12 (the “First Release”), to the Company no later than 5:00 pm ET on May 23, 2023 (the “First Release Date”), then the Employee’s employment by the Company shall end, subject to the terms of this Agreement, on May 15, 2025 (the “End Date”). The Employee shall continue receiving his current base salary and benefits through the End Date except his base salary and target bonus percentage for fiscal 2025, which shall be determined by the Company.
The Company reserves the right to terminate the Employee’s employment by the Company prior to the End Date if: (i) the Employee enters into new employment; (ii) the Employee breaches any material policy of the Company; or (iii) the Employee breaches any term or condition of this Agreement. With respect to subsections (ii) and (iii), prior to termination the Employee shall be given notice of the claimed breach and, if the breach is capable of being cured, a period of ten (10) days in which to cure it.
From May 2, 2024, through May 8, 2024 (the “Transition Date”), the Employee shall continue in his current role and performing his current work duties. From the Transition Date through the End Date, the Employee shall: (a) have the title of Executive Vice President; (b) continue reporting to the President and Chief Executive Officer; and (c) perform duties assigned to him by the President and Chief Executive Officer, including but not limited to transition support, profit improvement initiatives, and special projects.
Following the End Date, the Employee shall have no rights to any compensation or other benefits not expressly provided in this Agreement.

(b)Vacation Pay. After the End Date, the Company shall pay the Employee for all 2025 accrued, unused vacation, less applicable deductions for federal, state, and local taxes, social security, wage withholding, and other taxes.
(c)     Other. Provided the Employee: (i) complies with all of the Employee’s obligations under this Agreement, (ii) executes and delivers the First Release to the Company between May 2, 2024, and the First Release Date, (iii) executes and delivers to the Company between the End Date and twenty-one (21) days thereafter the Second Release, and (iv) does not revoke the First Release or the Second Release, then Company will provide through December 31, 2025, the concierge medical benefits currently provided to Employee.
2.Other Benefits; Health Insurance Coverage.
(a)All of the Employee’s Company benefits, including, but not limited to long-term disability, short-term disability and life insurance coverage will cease as of the End Date, except to the extent explicitly set forth in this Agreement. The Employee will not continue to earn vacation or other paid time off after the End Date. The Employee’s right to contribute to the Company’s 401(k) plan shall cease as of the End Date, in accordance with the terms of that plan.
Notwithstanding the foregoing, after the End Date the Employee will continue to be eligible to receive a discount on Company products under the terms and conditions of the Company’s employee discount program, as amended from time to time.
(b)Equity Awards.
(i)The Employee is not and shall not be eligible for or entitled to any awards of stock or other equity or equity-based incentives after May 2, 2024.
(ii)The Employee acknowledges and understands that: (x) any restricted stock or other equity awards (including any time-vested and performance-based stock) for which the restrictions have not lapsed as of the later of the End Date or, if applicable, the end of the Determination Period (as that phrase is defined in the Company’s Stock Incentive Plan) shall be forfeited to the Company in accordance with the terms of the applicable stock agreements and plans; and (y) any stock options or other equity awards that have not vested as of the later of the End Date or, if applicable, the end of the Determination Period (as that phrase is defined in the Company’s Stock Incentive Plan) shall be forfeited to the Company in accordance with the terms of the applicable option agreements and plans.
(c)If enrolled as of the End Date, the Employee will be eligible for continued health care coverage as permitted under the Company’s retiree medical program or the federal Consolidated Omnibus Budget Reconciliation Act of 1985 as amended (“COBRA”), at the Employee’s sole election and expense. The Employee will be required to pay the Employee’s retiree medical contributions to the Company each month or, in the case of COBRA, directly to the Company’s COBRA administrator each month. As of the End Date, all continuing medical or COBRA coverage shall be at the Employee’s sole election and expense. If the Employee timely elects retiree medical or COBRA, the Employee may use any unused balance in the Employee’s Medical Flexible Spending Account.

The Company may substitute for its current health insurance plan and/or dental insurance plan such coverage and employee contribution requirements as are then being furnished by the Company to its similarly situated active employees.
(d)Subject to the Employee fulfilling all of the Employee’s obligations under this Agreement, the Company will pay the Employee an amount equal to the bonus the Employee would have been eligible to receive for fiscal year 2025, if any, had the Employee met the requirements of the Company’s Administrative Bonus Plan or Amended and Restated Executive Short-Term Incentive Plan, as applicable (“Other Payment”). The Other Payment shall be made on or after the date on which bonus payments for fiscal year 2025 are made to active employees, and shall be subject to all applicable deductions for federal, state, and local taxes, social security, wage withholding, and other taxes.
3.Return of Property. All documents, including memoranda, notes, records, reports, photographs, drawings, plans, papers, or other documents, samples or analyses, or electronically stored information, whether or not they contain Confidential Information, are the property of the Company and must be returned to the Company on or before the End Date, as requested by the Company. The Employee shall return to the Company all of its property in the Employee’s possession, including, but not limited to, keys, office equipment, credit cards, personal computers, files, correspondence, customer lists, business notes, documents and all other materials relating to the Company’s business on or before the End Date, as requested by the Company. The Employee shall not keep photocopies, facsimiles or electronically stored forms of any Company materials.
4.Outstanding Balances. Prior to the End Date, the Employee will reimburse the Company for any outstanding personal expenses the Company paid on behalf of the Employee. The Employee shall pay any balances outstanding for personal purchases or expenses charged to any Company credit card or any business expenses already reimbursed. If the Employee does not pay these expenses in full on or before the End Date, the Employee consents to the Company deducting these amounts from the Employee’s last paycheck or offsetting these amounts against any other payments due to the Employee.
5.Future Communications. Should inquiries be made of the Company regarding the Employee’s employment by the Company, the Company will limit the information it releases to the dates of the Employee’s employment and the positions held, except to the extent it is otherwise required by law to release information regarding the Employee’s employment.
6.Non-Disparagement. The Employee shall not disparage or defame the Company, its directors, management, employees, products, or services, in any conversation, correspondence, or other form of communication, oral or written, and the Employee shall not do or say anything that could reasonably be expected to disrupt the morale of the employees of the Company or otherwise harm the business interests, goodwill, or reputation of the Company. The Company shall make best efforts to cause its Executive Team not to disparage or defame the Employee in any conversation, correspondence, or other form of communication, oral or written, or to do or say anything that could reasonably be expected to harm the business interests, goodwill, or reputation of the Employee.

7.Compliance with Laws. The Employee acknowledges, affirms, represents, and warrants that at all times during the Employee’s employment by the Company, the Employee complied with all state and federal laws, conducted himself with the highest degree of fidelity to the Company, committed no acts of theft, embezzlement, misappropriation, insider trading, or other forms of misconduct contrary to the interests of the Company.
8.Confidential Information. The Employee shall not use for personal benefit or another’s benefit, or disclose to anyone, any information obtained during the Employee’s employment by the Company that is not generally known to the public, including, but not limited to, technical data, methods, processes, software, compositions, equipment, research data, marketing and sales information, product design, development and sourcing information, personnel data, customer lists, books, records, reports, statements, financial and other data, and all the other know-how and trade secrets pertaining in any respect to the Company or the Company’s business or customers (collectively, “Confidential Information”). In addition, as of May 2, 2024, the Employee shall not disclose the terms or nature of this Agreement to anyone, except to his spouse or as strictly necessary to the Employee’s attorneys and tax advisors.
9.Non-Solicitation and Non-Competition.
(a)Non-Solicitation. For the period beginning on the End Date and extending through May 15, 2026 (the “Non-Solicitation Termination Date”), the Employee shall not, without the Company’s prior written consent, directly or indirectly: (a) solicit, hire, cause, or induce, or attempt to solicit, hire, cause, or induce any employee, agent, representative, or contractor, of the Company who was an employee, agent, representative, or contactor of the Company as of the End Date, to terminate such person’s relationship with the Company or to become employed by any business or person other than the Company; (b) authorize, condone, solicit, or assist in the taking of such actions by any third party, including but not limited to a recruiter or future employer of the Employee; provided, however, that with respect to this Section, a general solicitation or advertisement not specifically targeted to or reasonably expected to specifically target such individuals will not be deemed in and of itself to violate the prohibitions of this Agreement; (c) solicit sales, orders, or other business from, or conduct business with, any Company Customer (as defined below) with respect to products, services or business that are similar or competitive with the products, services or business of the Company; or (d) interfere or attempt to interfere with any transaction, agreement, prospective agreement, business opportunity or business relationship in which the Company or any affiliate was involved during the two (2) years prior to the End Date. The Employee acknowledges and agrees that the restriction in this Section is reasonable in light of the Employee’s responsibilities with the Company and the scope of the Company’s business.
“Customer” is defined as any person, company, or business that placed a wholesale order with any of the Company’s brands during the two (2) years prior to the End Date.
(b)    Non-Competition. Employee agrees that for the period beginning on the End Date and continuing through May 15, 2026 (the “Restriction Period”), Employee will not engage, directly or indirectly, as an owner, manager, proprietor, contractor, more than five percent (5%) shareholder, partner, officer, employee or otherwise (collectively, “Employment”) where such Employment (i) involves any of the same or similar activities or functions as Employee performed, supervised, or managed for the Company at any time during the two (2)

years preceding the End Date, and (ii) is for or on behalf of any business that, directly or indirectly, (a) is engaged in the design, development, manufacturing, marketing, or retail or wholesale sale of footwear or apparel competitive with or substantially similar to the footwear or apparel designed, developed, manufactured, marketed, or sold by the Company, or (b) is engaged in any line of business substantially similar to the lines of business engaged in by the Company (clauses (a) and (b) each being a “Competitor”), where such Competitor did business in any state or country where the Company or its distributors, licensees, or partners did business during Employee’s employment. Employee acknowledges and agrees that the restriction in this Section is reasonable in light of the Employee’s responsibilities with the Company and the scope of the Company’s business.
In the event the Employee breaches this covenant not to compete, the Restriction Period shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals. The Restriction Period shall continue upon the effective date of any such judicial settlement or other resolution. The Company has the option, in its sole discretion, to waive (but only in writing) all or any portion of the Restriction Period or to limit the definition of Competitor. The Employee agrees to disclose to the Company the name of any subsequent employer during the Restriction Period, wherever located and regardless of whether such employer is a Competitor.
10.Enforcement of Covenants. The Employee acknowledges and affirms that the Employee has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon the Employee pursuant to Sections 6, 7, 8, and 9.  The Employee agrees without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the goodwill, Confidential Information, trade secrets, and other legitimate interests of the Company and its subsidiaries, affiliates, and related parties; that each of them is a significant and material provision of this Agreement, and serves as an inducement for the Company to enter into this Agreement; and that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area. The Employee further acknowledges that, were the Employee to breach any of the covenants contained in Sections 6, 7, 8, or 9, the damage to the Company would be irreparable.  The Employee therefore agrees that in the event of the breach or a threatened breach by the Employee of any of the provisions of Sections 6, 7, 8, or 9, the Company, in addition to any and all other rights remedies available to it at law or equity, shall be entitled to: (a) cease any payments set forth in this Agreement that would otherwise be paid to the Employee after the date of the breach under this Agreement; (b) State or federal court injunctive relief restraining the Employee from further violation of this Agreement, and ordering specific performance of the Employee’s obligations under this Agreement; (c) money damages suffered by the Company as a result of the Employee’s breach; and (d) reimbursement of court costs and attorney fees and costs reasonably incurred by the Company in securing the Employee’s compliance with this Agreement.
No breach of any provision of this Agreement by the Company, or any other claimed breach of contract or violation of law, or change in the nature or scope of the Employee’s employment relationship with the Company, shall operate to extinguish the Employee’s obligation to comply with Sections 6, 7, 8, or 9.
11.Interpretation by Court. If any provision of this Agreement as applied to the Company or the Employee or to any circumstance shall be adjudged by a court of competent jurisdiction to be invalid or unenforceable, that provision and determination shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. The Company and the Employee agree that the provisions of this Agreement are reasonable and they intend this Agreement to be enforced as written. If, however, any provision, or any part of a provision is held to be unenforceable because of its duration or the types of activities restricted by it, all parties agree that a court of competent jurisdiction making such determination shall have and should exercise the power to (a) reduce the duration of the provision or types of activities restricted to the maximum duration permitted by applicable law; (b) delete specific words or phrases; and (c) enforce the provision in its reduced form.
12.First Release and Waiver. In consideration of the payments and benefits set forth in Sections 1(a), 1(c), and 2(d) of this Agreement, the Employee, for himself, his spouse (if any), their marital community (if any), and their respective heirs, estates, representatives, executors, successors and assigns, hereby fully, forever, irrevocably, and unconditionally releases and discharges the Company, its shareholders, affiliates, subsidiaries, parent companies, employee benefit plans, any co-employers or joint employers, their officers, directors, employees, agents, attorneys, administrators, representatives, successors, heirs, assigns, and all persons acting by, through, under, or in concert with them (collectively, the “Released Parties”), from any and all claims of whatever kind and nature, character, and description, whether in law or equity, whether sounding in tort, contract, federal, state and/or local law, statute, ordinance, regulation, common law, or other source of law, which he or they may have against them, or any of them, including any and all claims arising out of and/or in any way related to the Employee’s employment with the Company or the circumstances of the termination of that employment, which could have arisen out of any act or omission occurring from the beginning of time to the First Effective Date, whether now known or unknown, contingent or vested, whether anticipated or unanticipated, asserted or unasserted, at the time of execution of this Agreement or not, for any type of relief.
(a)Included Statutes. This First Release includes but is not limited to, any and all claims, including claims arising under the Civil Rights Act of 1964, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the Family & Medical Leave Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Uniformed Services Employment and Reemployment Act of 1994, the Equal Pay Act, the Rehabilitation Act, the Employee Polygraph Protection Act, the Sarbanes-Oxley Act (as applicable), the National Labor Relations Act, the Securities and Exchange Act of 1933 and 1934, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Michigan’s Elliot-Larsen Civil Rights Act, the Michigan Persons With Disabilities Civil Rights Act, the Massachusetts Fair Employment Practices Law, the Massachusetts Public Accommodations Act, Article 114 of the Massachusetts Constitution, and all other relevant local, state and federal statutes, rules, regulations, and applicable provisions of state constitutions.
(b)Included Claims. This Agreement includes, but is not limited to, all claims for past due or future wages, overtime, compensation, minimum wages, damages, back pay, front pay, severance pay, meal and rest break compensation, penalties (including late payment penalties), liquidated damages, punitive damages, interest, attorneys’ fees, litigation costs, restitution, equitable relief, bonuses, vacation pay, medical insurance, life or disability insurance, and other benefits (except vested retirement benefits) and all claims for violation of any express or implied agreement, written or verbal, that occurred before the execution of this Agreement, or for any violation of any common law duty or statute.
In waiving and releasing any and all claims set forth in this Agreement, whether or not now known to the Employee, the Employee understands that this means that if the Employee later discovers facts different from or in addition to those facts currently known or believed to be true, then the waivers and releases of this Agreement will remain effective in all respects – despite such different or additional facts – and even if Employee would not have agreed to this Agreement if Employee had prior knowledge of such facts. The Employee expressly, knowingly, and intentionally waives the benefits and rights of any statute, rule, doctrine, or common law principle of any jurisdiction whatsoever that provides that a general release does not extend to unknown claims.
The Employee further agrees that, except to enforce the terms of the Agreement and subject to the rights enumerated in Section 12(c), the Employee will not initiate or file, or cause to be initiated or filed, any complaint, suit, charge, or other proceeding asserting any of the released claims against the Company. The consideration offered herein is accepted by the Employee as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Employee expressly agrees that the Employee is not entitled to and shall not receive any further recovery of any kind from, and that in the event of any further complaint, suit, charge or other proceeding whatsoever, except those to enforce the terms of the Agreement, based upon any matter released herein, the Company shall have no further monetary or other obligation of any kind to the Employee, including any obligation for any costs, expenses, and attorneys’ fees incurred by Employee or on Employee’s behalf.  THE EMPLOYEE AGREES TO WAIVE ANY RIGHT TO RECOVER MONETARY DAMAGES (INCLUDING, BUT NOT LIMITED TO BACK PAY, FRONT PAY, LIQUIDATED DAMAGES, PUNITIVE DAMAGES, AND/OR COMPENSATORY DAMAGES) IN ANY SUIT, COMPLAINT, CHARGE, OR OTHER PROCEEDING FILED BY THE EMPLOYEE OR ANYONE ELSE ON THE EMPLOYEE’S BEHALF.
(c)Excluded Claims & Protected Rights. Notwithstanding the above, by signing this agreement, the Employee does not release and discharge: (i) any claims that are not permitted to be waived or released under applicable law, including but not limited to, the right to file a charge with or participate in an investigation by the EEOC, claims for workers’ compensation, and claims for unemployment compensation;  (ii) any claim for breach of this Agreement; and (iii) any claims arising after the date on which the Employee signs this Agreement. Nor is this Agreement intended in any way to limit the Employee’s right or ability to: (i) bring a lawsuit against the Company to enforce the Company’s obligations under this Agreement; (ii) make any disclosure of information required by law; (iii) report a possible violation of any federal law or regulation to any government agency or entity, or make disclosures that are protected under the whistleblower provisions of any law; or (iv) initiate, provide information to, testify at, participate, or otherwise assist, in any investigation or proceeding brought by any federal regulatory or law enforcement agency or legislative body, such as the EEOC and SEC, any self-regulatory organization, or the Company’s legal, compliance, or human resources officers relating to an alleged violation of any federal, state, or municipal law.

(d)This release shall not constitute a release by the Employee of any right by the Employee to be indemnified by the Company as provided by statute, the Company’s By-Laws, or any Directors and Officers liability insurance policy maintained by the Company for any acts or omissions during the term of the Employee’s employment to the same extent the Employee would have had the right to be indemnified absent this release.
(e)This release shall not constitute a release by Employee relating to any rights or obligations set forth in the Executive Severance Agreement between the Company and Employee.
(f)This waiver and release does not affect the Employee’s right to continue COBRA continuation coverage after the Company paid period, if any, of COBRA coverage.
13.Second Release and Waiver. The Employee acknowledges that to receive the benefits set forth in Sections 1(b), 1(c), 2(a), 2(c), and 2(d), he must execute and deliver to the Company between the End Date and twenty-one (21) days thereafter a Second Release and Waiver in the form of Exhibit A to this Agreement. The Employee acknowledges and agrees that (a) he has consulted with an attorney regarding the Second Release, (b) he is under no obligation to sign the Second Release, and (c) executing the Second Release is within his discretion.
14.Retirement Plans. The parties recognize that the Employee may have certain vested interests in a “401(k)” retirement, supplemental executive retirement plan, and/or other pension plan to which the Company has contributed on the Employee’s behalf, including but not limited to the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan, the Wolverine Employees’ Pension Plan, and the Wolverine World Wide, Inc. Money Accumulation Plan. The waiver and release of claims set forth in Section 12 does not apply to the Employee’s vested interests in such plans.
15.Opportunity for Review and Consultation. The Employee acknowledges having read this Agreement and understands all of its provisions. The Employee knowingly and voluntarily agrees to all of the terms and provisions of this Agreement. The Employee acknowledges that the Employee has had twenty-one (21) days to enter into this Agreement. For the avoidance of doubt, a copy of this Agreement executed by the Employee must be received by the Company no later than 5:00 pm EST on the First Release Date (May 23, 2024), in order for it to be effective. If this Agreement was executed prior to the expiration of the twenty-one (21) day deliberation period, the Employee warrants such execution was voluntary and without coercion by the Company. The Company encourages the Employee to consult with an attorney regarding this Agreement. The Employee acknowledges that the Employee either has consulted with an attorney regarding this Agreement or has intentionally chosen not to exercise the right to do so.
The Company and the Employee agree that any changes to this Agreement after it is first presented to the Employee, material or otherwise, do not impact the amount of time the Employee has to consider and execute this Agreement.
16.Effective Date; Revocation Period. The Employee has seven (7) days after signing this Agreement to revoke the Agreement, and the Agreement will not be effective until that revocation period has expired (the “First Effective Date”). Notice of revocation shall be in a signed document delivered to the Executive Vice President, Chief Human Resources Officer before the expiration of the revocation period.
17.Disclosures and Subpoena.
(a)The Employee agrees that the Employee will not, directly or indirectly, and without the Company’s prior written consent, voluntarily provide information, documents, or statements to any entity or person, including current or former employees of the Company (except the Employee’s counsel, tax preparer, and immediate family) regarding: (i) any other person’s employment with, or termination of employment from, the Company; or (ii) any information or documents concerning the Company. In the event that a subpoena or other lawful process is properly served upon the Employee requiring production or disclosure of information or documents concerning the foregoing matters, the Employee shall promptly notify the Company, in accordance with the Notices provisions detailed herein, and shall provide it with copies of any subpoena or other process served upon the Employee. The Employee shall thereafter make such documents available to the Company for inspection and copying at a reasonable time and place designated by the Company prior to their production.
(b)In the event that the subpoena or other process requires testimony or statements from the Employee, the Employee agrees to meet, telephonically or in person, with attorneys or agents designated by the Company, at a reasonable time and place designated by the Company and prior to giving the testimony or the production of documents, for the purpose of discussing the same.
(c)Nothing herein shall give the Company the right to control or dictate the content of any testimony given by the Employee, or any documents produced by the Employee pursuant to subpoena or other lawful process. It is understood that the Employee shall provide all information lawfully required of the Employee, but shall not waive any matters of attorney-client privilege without the Company’s express consent. In the event that the Company requires any information or testimony from the Employee in connection with any claim made against the Company, or any claims made by the Company against persons or entities not party to this Agreement, the Employee agrees to cooperate fully with and without cost to the Company, including: (i) appearing at any deposition, trial, hearing or arbitration; (ii) meeting telephonically or in person with attorneys or agents designated by the Company, at a reasonable time and place designated by the Company and prior to the giving of testimony, for the purpose of discussing such testimony; and (iii) providing the Company with any relevant documentation in the Employee’s custody, control or possession. The Company will, however, pay for or reimburse the Employee for his reasonable time and any expenses, not including attorneys’ fees, the Employee incurs in connection with such cooperation, provided the Company has agreed in advance to such expenses.
18.Future Cooperation. The Employee agrees that, in the future, the Employee will cooperate with the Company and will respond to reasonable requests for information about the Company’s business activities during the period when the Employee was employed by the Company and will execute such documents that the Company requests in order to fulfill the Employee’s obligations hereunder.

19.Assignment/Binding Effect. This Agreement is personal in nature as to the Employee and the Employee may not assign the Agreement. The terms of this Agreement shall inure to the benefit of the Company and its successors and assigns.
20.Amendment. The Company and the Employee may amend this Agreement only through a writing signed by both of them.
21.Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan. The Company and the Employee irrevocably agree and consent to the exclusive jurisdiction of the Circuit Court for Kent County, Michigan for the resolution of claims, disputes and controversies under this Agreement.
22.Voluntary Agreement. The Employee acknowledges and affirms that the Employee is signing this Agreement knowingly, voluntarily, and without any coercion or duress.
23.Adequate Consideration. The Employee acknowledges and affirms that the payments and other benefits provided to the Employee under this Agreement exceed the nature and scope of that to which the Employee would otherwise have been entitled to receive from the Company, and constitute adequate consideration for the promises herein.
24.Entire Agreement. This Agreement including Exhibit A constitutes the entire agreement between the Employee and the Company with respect to the subject matter of this Agreement and supersedes all earlier agreements and understandings, oral and written, between the parties.

AGREED:	AGREED:

/s/ Michael D. Stornant	/s/ Amy Klimek
Name: Michael D. Stornant	Wolverine World Wide, Inc.
Date: May 7, 2024	By: Amy Klimek
Executive VP & CHRO
Date: May 7, 2024

EXHIBIT A
WOLVERINE WORLD WIDE INC.
TRANSITION AND RELEASE AGREEMENT

SECOND RELEASE AND WAIVER

This Second Release and Waiver (the “Second Release”) is entered into by and between Wolverine World Wide, Inc., acting on behalf of itself and its affiliates, subsidiaries, and related companies (collectively, the “Company”) and Michael D. Stornant (the “Employee”) as provided for in the Transition and Release Agreement between the Company and the Employee (the “Agreement”) with an Effective Date of ________________. The Company and the Employee agree as follows regarding the conclusion of the Employee’s employment with the Company.
1.Conclusion of Employment. Effective as of the End Date, the Employee’s employment by the Company is terminated. All benefits not expressly addressed in this Second Release or in the Agreement or which the Company is not obligated by applicable law to continue beyond the End Date, ceased as of the End Date.
2.Employee’s Payments. Provided the Employee fulfils all of his obligations under the Agreement and this Second Release, the Company will pay the Employee the amounts and provide the benefits set forth in Sections 1(b), 1(c), 2(c), and 2(d) of the Agreement.
3.Incorporation by Reference. Sections 3-11 and 17-18 of the Agreement are specifically incorporated into this Second Release by reference, and remain in full force and effect.
4.Second Release and Waiver. In consideration of the payments and benefits set forth in Sections 1(b), 1(c), 2(a), 2(c), and 2(d) of the Agreement, the Employee, for himself, his spouse (if any), their marital community (if any), and their respective heirs, estates, representatives, executors, successors and assigns, hereby fully, forever, irrevocably, and unconditionally releases and discharges the Company, its shareholders, affiliates, subsidiaries, parent companies, employee benefit plans, any co-employers or joint employers, their officers, directors, employees, agents, attorneys, administrators, representatives, successors, heirs, assigns, and all persons acting by, through, under, or in concert with them (collectively, the “Released Parties”), from any and all claims of whatever kind and nature, character, and description, whether in law or equity, whether sounding in tort, contract, federal, state and/or local law, statute, ordinance, regulation, common law, or other source of law, which he or they may have against them, or any of them, including any and all claims arising out of and/or in any way related to the Employee’s employment with the Company or the circumstances of the termination of that employment, which could have arisen out of any act or omission occurring from the beginning of time to the Second Effective Date, whether now known or unknown, contingent or vested, whether anticipated or unanticipated, asserted or unasserted, at the time of execution of this Second Release or not, for any type of relief.
(a)Included Statutes. This Second Release includes but is not limited to, any and all claims, including claims arising under the Civil Rights Act of 1964, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the Family & Medical Leave Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, the Fair Credit
{00053559.DOCX }

Reporting Act, the Uniformed Services Employment and Reemployment Act of 1994, the Equal Pay Act, the Rehabilitation Act, the Employee Polygraph Protection Act, the Sarbanes-Oxley Act (as applicable), the National Labor Relations Act, the Securities and Exchange Act of 1933 and 1934, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Michigan’s Elliot-Larsen Civil Rights Act, the Michigan Persons With Disabilities Civil Rights Act, the Massachusetts Fair Employment Practices Law, the Massachusetts Public Accommodations Act, Article 114 of the Massachusetts Constitution, and all other relevant local, state and federal statutes, rules, regulations, and applicable provisions of state constitutions.
(b)Included Claims. This Second Release includes, but is not limited to, all claims for past due or future wages, overtime, compensation, minimum wages, damages, back pay, front pay, severance pay, meal and rest break compensation, penalties (including late payment penalties), liquidated damages, punitive damages, interest, attorneys’ fees, litigation costs, restitution, equitable relief, bonuses, vacation pay, medical insurance, life or disability insurance, and other benefits (except vested retirement benefits) and all claims for violation of any express or implied agreement, written or verbal, that occurred before the execution of this Second Release, or for any violation of any common law duty or statute.
In waiving and releasing any and all claims set forth in this Second Release, whether or not now known to the Employee, the Employee understands that this means that if the Employee later discovers facts different from or in addition to those facts currently known or believed to be true, the waivers and releases of this Second Release will remain effective in all respects – despite such different or additional facts – and even if the Employee would not have agreed to this Second Release if the Employee had prior knowledge of such facts. The Employee expressly, knowingly, and intentionally waives the benefits and rights of any statute, rule, doctrine, or common law principle of any jurisdiction whatsoever that provides that a general release does not extend to unknown claims.
The Employee further agrees that, except to enforce the terms of this Second Release and subject to the rights enumerated in Section 4(c), the Employee will not initiate or file, or cause to be initiated or filed, any complaint, suit, charge, or other proceeding asserting any of the released claims against the Company. The consideration offered herein is accepted by the Employee as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Employee expressly agrees that the Employee is not entitled to and shall not receive any further recovery of any kind from, and that in the event of any further complaint, suit, charge or other proceeding whatsoever, except those to enforce the terms of this Second Release, based upon any matter released herein, the Company shall have no further monetary or other obligation of any kind to the Employee, including any obligation for any costs, expenses, and attorneys’ fees incurred by the Employee or on the Employee’s behalf.  THE EMPLOYEE AGREES TO WAIVE ANY RIGHT TO RECOVER MONETARY DAMAGES (INCLUDING, BUT NOT LIMITED TO BACK PAY, FRONT PAY, LIQUIDATED DAMAGES, PUNITIVE DAMAGES, AND/OR COMPENSATORY DAMAGES) IN ANY SUIT, COMPLAINT, CHARGE, OR OTHER PROCEEDING FILED BY THE EMPLOYEE OR ANYONE ELSE ON THE EMPLOYEE’S BEHALF.
(c)Excluded Claims & Protected Rights. Notwithstanding the above, by signing this Second Release, the Employee does not release and discharge: (i) any claims that are not
    2

permitted to be waived or released under applicable law, including but not limited to, the right to file a charge with or participate in an investigation by the EEOC, claims for workers’ compensation, and claims for unemployment compensation;  (ii) any claim for breach of this Second Release or to challenge its validity under the ADEA; and (iii) any claims arising after the date on which the Employee signs this Second Release. Nor is this Second Release intended in any way to limit the Employee’s right or ability to: (i) bring a lawsuit against the Company to enforce the Company’s obligations under this Second Release; (ii) make any disclosure of information required by law; (iii) report a possible violation of any federal law or regulation to any government agency or entity, or make disclosures that are protected under the whistleblower provisions of any law; or (iv) initiate, provide information to, testify at, participate, or otherwise assist, in any investigation or proceeding brought by any federal regulatory or law enforcement agency or legislative body, such as the EEOC and SEC, any self-regulatory organization, or the Company’s legal, compliance, or human resources officers relating to an alleged violation of any federal, state, or municipal law.
(d)This Second Release shall not constitute a release by the Employee of any right by the Employee to be indemnified by the Company as provided by statute, the Company’s By-Laws, or any Directors and Officers liability insurance policy maintained by the Company for any acts or omissions during the term of the Employee’s employment to the same extent the Employee would have had the right to be indemnified absent this release.
(e)This release shall not constitute a release by Employee relating to any rights or obligations set forth in the Executive Severance Agreement between the Company and Employee.
(f)This Second Release does not affect the Employee’s right to continue COBRA continuation coverage after the Company paid period, if any, of COBRA coverage.
5.Retirement Plans. The parties recognize that the Employee may have certain vested interests in a “401(k)” retirement, supplemental executive retirement plan, and/or other pension plan to which the Company has contributed on the Employee’s behalf, including but not limited to the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan, the Wolverine Employees’ Pension Plan, and the Wolverine World Wide, Inc. Money Accumulation Plan. The waiver and release of claims set forth in Section 4 does not apply to the Employee’s vested interests in such plans.
6.Opportunity for Review and Consultation. The Employee acknowledges having read this Second Release and understands all of its provisions. The Employee knowingly and voluntarily agrees to all of the terms and provisions of this Second Release. The Employee acknowledges that the Employee has had twenty-one (21) days to enter into this Second Release. If this Second Release was executed prior to the expiration of the twenty-one (21) day deliberation period, the Employee warrants such execution was voluntary and without coercion by the Company. The Company encourages the Employee to consult with an attorney regarding this Second Release. The Employee acknowledges that the Employee either has consulted with an attorney regarding this Second Release or has intentionally chosen not to exercise the right to do so.
    3

7.Effective Date; Revocation Period. The Employee has seven (7) days after signing this Second Release to revoke the Second Release, and the Second Release will not be effective until that revocation period has expired (the “Second Effective Date”). Notice of revocation shall be in a signed document delivered to the Executive Vice President, Chief Human Resources Officer before the expiration of the revocation period.

8.Assignment/Binding Effect. This Second Release is personal in nature as to the Employee and the Employee may not assign the Second Release. The terms of this Second Release shall inure to the benefit of the Company and its successors and assigns.
9.Amendment. The Company and the Employee may amend this Second Release only through a writing signed by both of them.
10.Governing Law. This Second Release will be governed by and construed in accordance with the laws of the State of Michigan. The Company and the Employee irrevocably agree and consent to the exclusive jurisdiction of the Circuit Court for Kent County, Michigan for the resolution of claims, disputes and controversies under this Second Release.
11.Voluntary Agreement. The Employee acknowledges and affirms that the Employee is signing this Second Release knowingly, voluntarily, and without any coercion or duress.
12.Adequate Consideration. The Employee acknowledges and affirms that the payments and other benefits provided to the Employee under this Second Release exceed the nature and scope of that to which the Employee would otherwise have been entitled to receive from the Company, and constitute adequate consideration for the promises herein.
13.Entire Agreement. The Agreement and this Second Release constitute the entire agreement between the Employee and the Company with respect to the subject matter of the Agreement and this Second Release, and supersede all earlier agreements and understandings, oral and written, between the parties.

AGREED:	AGREED:

/s/ Michael D. Stornant	/s/ Amy Klimek
Name: Michael D. Stornant	Wolverine World Wide, Inc.
Date: May 7, 2024	By: Amy Klimek
Executive VP & CHRO
Date: May 7, 2024
    4